Exhibit 10.19

FIRST AMENDMENT TO
MASTER PRIVATE LABEL REMARKETING AGREEMENT

This First Amendment (“First Amendment”) to that certain Master Private Label Remarketing Agreement by and between Interwise, Inc. (“Interwise”) and Docent, Inc. (“Company”) dated 23 April, 2002 (the “Agreement”) is made as of 30 September, 2002 (the “First Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1.    OS/2 Development Effort.    The parties acknowledge and agree that Interwise performed development work related to the OS/2 platform for the Products for a DB2 version of the Products for prospective customer of Company, * . Each party agrees that the development work was performed at Interwise’s sole cost and expense irrespective of whether * becomes an actual Customer. Any expenses associated with future development work not related to this OS/2 project shall be as mutually agreed in writing by the parties.

2.    Company Commitment.    Notwithstanding anything to the contrary in the Agreement, Company agrees to distribute Product during the term of this Agreement up to the amount of One Million Dollars ($1,000,000) (“Commitment Amount”) and pay Interwise the Commitment Period Discount set forth in Section 3 below. Such Commitment Amount is guaranteed, non-cancelable, and non-refundable. During the Commitment Period, Company shall pay the license fees associated with the distribution of such as set forth in the Agreement, provided that, in the event Company does not distribute enough Product to offset the Commitment Amount on or before twelve (12) months after this First Amendment Effective Date, Company, shall, with delivery of the monthly Sales Report for such twelfth (12th) month, pay the remainder of the Commitment Amount to Interwise. In such event, such amount shall be deemed to be pre-paid license fees hereunder, and shall be non-refundable, and Company may continue, during the term of this Agreement, to distribute Product at the Commitment Period Discount set forth in Section 2 above until such pre-paid license fees are entirely offset. The period during with the Commitment Amount is not entirely offset shall be called the “Commitment Period”. After the Commitment Period, license fees shall be set at *% off Interwise’s then-current direct sales price list (“Price List”) set forth in Exhibit E of the Agreement as may be updated by Interwise from time to time upon thirty (30) days’ written notice. In the event Company is unable to offset the entire pre-paid license fees hereunder prior to expiration of the Agreement, the remaining pre-paid license fees not offset shall be non-refundable.

3.    Commitment Period Discount.    Notwithstanding anything to the contrary in the Agreement, Exhibit E Price List is hereby deleted in its entirety and replaced by a new Exhibit E as set forth in this Amendment. Interwise agrees that during the Commitment Period, Interwise agrees to provide the Products for a * percent (*%) discount (“Commitment Period Discount”) off the then-current direct sales Price List inclusive of all pricing structures and licensing types set forth in Section 5 below. Notwithstanding the foregoing, for any two year subscription-based licenses entered into with potential Customers during the Commitment Period, the first year’s annual subscription fees shall offset the Commitment Amount, and the second year’s annual subscription fees shall only offset the Commitment Amount if the Commitment Period is still in effect as of the commencement of the second subscription years. Both years of a two-year subscription entered into during the Commitment Period shall be entitled to receive the * percent (*%) discount, whether or not the second year of such subscription commences during the Commitment Period. For the Product which is distributed which completes the offset of the Commitment Amount, the entire license fees for such Product shall be entitled to the * percent (*%) discount regardless of the amount by which the license fees for such distributed Product exceed the Commitment Amount In addition, any minimum number of Named Users or other users (as defined in the Price List) shall be eliminated.

4.    Post-Commitment Period Discount.    After the termination of the Commitment Period, Company shall pay license fees equal to a * percent (*%) discount off the Price List.

5.    Pricing Structure and License Types.    From and after the First Amendment Effective Date, the Distribution License shall include all Products and licensing structures (e.g., perpetual, perpetual

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

concurrent, and subscription) available in the Price List, provided that such Products shall be subject to the related restrictions and terms associated with each such license type and structure set forth in such Price List. Within the restrictions and terms of the Price List, Docent reserves the right to determine for itself the type of user to offer and sell to potential customers.

6.    Minimum Named Users Adjustment.    From and after completion of distribution of licenses offsetting the Commitment Amount, the parties agree that any minimum Named Users or other users shall be as set forth in the Price List.

7.    Interwise On-Line Training and Instructor Lead Training (“ILT”) Recordings.    Interwise On-Line Training and ILT Recordings are hereby added to the definition of Products set forth in Section II.M. and the Product list set forth in Exhibit A. Within fifteen days following the First Amendment Effective Date, Interwise shall make available for the duration of the Agreement, and at no cost to Docent, either a soft copy or Internet access to all On-Line Training courses, ILT Recordings and training materials (instructor and student) including localized versions, if any, offered by Interwise for internal use by Company. License fees payable by Company to Interwise for distribution of such On-Line Training and ILT Recordings shall be at a discount of * percent (*%) margin off Interwise’s then-current price list therefor, and shall be reported in the monthly Sales Report and paid in accordance with the terms and conditions of the Agreement. Such fees shall not offset the Commitment Amount set forth in Section 3 above.

8.    Interwise “Live!” ILT.    Interwise “Live!” ILT is hereby added to the definition of Products set forth in Section II.B. and the Product list set forth in Exhibit A. License fees payable by Company to Interwise for distribution of such “Live!” ILT shall be per copy and at a discount of * percent (*%) margin off Interwise’s then-current price list therefor, and shall be reported in the monthly Sales Report and paid in accordance with the terms and conditions of the Agreement. Such fees shall not offset the Commitment Amount set forth in Section 3 above.

9.    Interwise Professional Services.    In the event Interwise, based on a referral from Company pursuant to the attached Partner Client Registration and Referral Form, provides professional services for the Docent Live Solution to a Customer (“Qualifying Professional Services”) during the term of this Agreement, Interwise shall pay, on a monthly basis in conjunction with a services report to be provided to Company on or before thirty (30) days after the end of each calendar month, an amount equal to * percent (*%) of the net revenues received from such Customer for such Qualifying Professional Services. The term “net revenues” shall mean amounts actually received for such Qualifying Professional Services, not including any expense reimbursements and less refunds.

10.    Interwise Training Materials.    Within fifteen days following the First Amendment Effective Date, Interwise shall make available for the duration of the Agreement, and at no cost to Docent, a copy of all ILT training materials (instructor and student) including localized versions, if any, offered by Interwise.

11.    Single Tier Distribution to Authorized Resellers.    Section IV.B. of the Agreement is hereby deleted and replaced in its entirety with the following:

B.

1.
Distribution License; Demonstration License; Sublicenses; Restrictions.    Subject to the terms and conditions hereof and only for the term hereof and for the sole purpose of distributing and demonstrating the Product as part of a Docent Solution, Interwise hereby grants to Company a non-exclusive, non-transferable, worldwide license to (i) install, use and modify the Products for the sole purpose of: embedding the Products in object code in a Docent Solution, testing the modified Products and Docent Solution and providing installation, implementation, training and maintenance services for the Docent Products to Customers; (ii) operate the Products on Company’s own server located either at 2444 Charleston Road, Mountain View, California or other locations specified by Company, and permit a single tier of Authorized Resellers, as set forth in Exhibit F of the first Amendment, which may be amended from time to time by mutual agreement of the parties, of the Docent Solution to do the same at a location specified by each such Authorized Reseller, but only for purposes of providing Customers with access to and use of the Products via the Internet pursuant to the terms of this Agreement

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

as part of a Docent Solution; (iii) reproduce, distribute and sublicense the Product directly and through a single tier of Authorized Resellers only as part of a Docent Solution solely to Customers, which Docent Solution may include the right to permit the Docent Products to grant access to and use of the Products residing on the Company’s servers via the Internet, only in compliance with the terms of this Agreement (items i, ii and iii of this section collectively referred to as the “Distribution License”); (iv) reproduce and sublicense the right to reproduce the Products through a single tier of distribution, each copy to be used by the Company or it’s single tier of Authorized Reseller solely for demonstration, promotion and training purposes as part of the marketing and distribution of the Products as part of a Docent Solution, to be used only on Company’s or its Authorized Resellers’ standalone computers at Customers’ sites (each such copy a “Demonstration License”); (v) reproduce, sublicense and distribute, directly or through a single tier of Authorized Resellers, the Products as part of a Docent Solution for evaluation, proof of concept, or similar non-production purposes by prospective customers with a term of ninety (90) days or less from the date of installation by such prospective customer (“Evaluation License”) and (vi) provide, directly or through a single tier of Authorized Resellers, installation, implementation, training and maintenance services to Customers. Any internal use of Product for Company’s business operations or in operating a production environment is strictly prohibited by the forgoing Distribution License and requires a separate agreement between the parties. Company is authorized to grant sublicenses to Customers only in conformity in all material respects with terms of the Customer License terms provided on Schedule B or Docent Customer License. Except for the rights or licenses expressly granted in this Agreement, Company acknowledges this Agreement does not transfer any intellectual property rights, and that Interwise owns all rights in the Products including, without limitation, copyright, patent, trademark and all other intellectual property rights therein. Company shall retain all intellectual property rights to its trademarks as used on the Products.

2.
Company Obligations.    Company agrees that Company shall: (a) require all Authorized Resellers to enter a reseller agreement with Company, which will protect Interwise’s rights in the Licensed Products at least to the same extent provided in this Agreement (each, a “Reseller Agreement”); (b) provide its Authorized Resellers with support for the Docent Solution as set forth in Section VI.1 below; (c) use reasonable efforts to pursue, at Company’s expense, any Authorized Resellers in breach of a Reseller Agreement (or assign the claim to Interwise at Interwise’s request) and cooperate with and assist Interwise, at Interwise’s expense, in bringing legal action against any Company Authorized Reseller for unauthorized use, copying, or distribution of the Products; and (d) promptly notify Interwise of any suspected or actual breach of a Reseller Agreement by a Authorized Reseller upon its reasonable knowledge of occurrence. In addition, the Reseller Agreement shall expressly state that Interwise and its third party licensors are third party beneficiaries of the Reseller Agreement and that the Products may only be used as part of the Docent Solution. Interwise may, at any time, review any such Reseller Agreement to monitor compliance with the foregoing.

12.
Company Provisions.    In addition to the obligations set forth in Section V. of the Agreement, Interwise agrees to provide access to employees of Company and its Authorized Resellers for technical support Product training, (e.g., tech 1, tech 2 and implementation training for Company technical operations, professional services and sales applications engineer staff) based on an agreed upon schedule between Company and Interwise. Training shall be offered to Docent at a * percent (*%) discount. Notwithstanding the foregoing, the parties shall agree on good faith as to the minimum number of trainees for each implementation training course provided by Interwise pursuant to this Section 12.

13.
Term.    Notwithstanding anything to the contrary set forth in Section IX of the Agreement, the parties agree to renew the Agreement for one year, through April 22, 2005. Thereafter, the Agreement shall automatically renew for one successive 12-month period unless Docent notifies Interwise in writing, at least thirty (30) days before the end of the then-current term, of its election not to renew, and thereafter, if automatically renewed for such term, the Agreement shall automatically renew for successive 12-month periods unless either party notifies the other party in writing, at least thirty (30) days before the end of the then-current term, of its election not to renew

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.	No Other Changes. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives.

INTERWISE	COMPANY
INTERWISE, INC.	DOCENT, INC.
Signature	Signature
Name	Name
Title	Title

Interwise, Inc. Partner Client Registration & Referral Form

1.    This form must be completed and approved by both Company and Interwise to activate the Authorized Reseller/ with a specified prospect opportunity. This form is designed to ensure that Interwise sales representatives will not compete with Company within accounts not currently supported by Interwise.

Please email this form to partners@interwise.com. Response time will be within 72 hours.

1.1    Completed by Company

Referral Date
Partner Company:
Partner Sales Contact:
Phone:
Email:

Client Company Name:
Client Contact:
Title:
Department/Division:
Address:
City:
State:
Zip:

Please describe the nature of the potential client engagement:

Revenue Potential

% Probability of Close

Estimated Close Date

Completed by Interwise
Client Status with Interwise                 No contact
Current Interwise Account Mgr.
Phone:
Email:

Recommendation to Partner:
Additional Comments:

EXHIBIT E

DOCENT PRIVATE LABEL DISCOUNT TABLE

DOCENT LIVE! PRICING TABLE *% Discount

*
*
*
*
*
*
*
*
*
*

CONCURRENT LICENSE PRICING (Perp.) *% Discount

*
*

DOCENT LIVE! PRICING TABLE - CORPORATE UNIVERSITY *% Discount

*
*
*
*
*
*
*
*
*
*
Comments:

1.    In addition to the definitions set forth in the Agreement, the following additional definitions apply to this Exhibit:

a.
“Named User” means the total number of Customer employees and contractors, as designated in the applicable Customer License or Docent Customer License, who may access and use the ICC in a participant or initiator capacity. Named Users apply solely to the Docent Live! and Concurrent pricing tables.

b.
“Corporate University User” means the total number of Customer employees and contractors, as designated in the applicable Customer License or Docent Customer License, who may access and use the ICC in a participant capacity. Corporate University User applies solely to the Docent Live! Corporate University pricing tables.

2.    Maintenance. First year maintenance is included in all perpetual license and concurrent pricing. Subscription pricing includes maintenance for the respective term of the license.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

AUTHORIZED RESELLERS

Exult